Exhibit 99.01

NOT FOR IMMEDIATE RELEASE

Versant PR Contact: Julie O’Grady O’Grady Communications, LLC 415-269-1663 julie@ogradycom.com

Versant IR Contact:

Scott Liolios

Liolios Group, Inc.

949-574-3860

scott@liolios.com

Versant Expects EPS Above Guidance, Positive EBITDA For
Third Quarter 2003

Versant Provides Revised Revenue & Earnings Guidance

Fremont, California, August 5, 2003 – Versant Corporation (NASDAQ: VSNT), an industry leader in enterprise-level systems involving real-time and object data, today reported that based on preliminary financial data, the company revised upward its guidance on earnings per share (EPS) for the third quarter ended July 31, 2003.  The company also expects to have positive earnings before interest, tax, depreciation and amortization (EBITDA) for the quarter.

Versant also expects the revenues for the third quarter of fiscal 2003 to be in the range of $5.2M to $5.4M.  The earnings per share is estimated to be in the range of $(0.03) to $(0.01).  Versant estimates that the EBITDA for the company will be slightly positive for the third quarter of fiscal 2003.

“We’re pleased with our performance for the third quarter.  Management across the company is focused on returning to profitability while ensuring our ability to grow.  As such, getting back to EBITDA positive performance is a significant milestone in that process and we have done so through both increased revenues and prudent cost controls.  Additionally, we have slightly improved visibility downstream which we expect to reflect positively on our business and points to continued traction of our strategic initiatives,” said Nick Ordon, Versant’s president and chief executive officer.

About Versant

Versant Corporation (NASDAQ: VSNT) has led the industry in highly scalable, reliable object management and real-time solutions for complex enterprise-level systems since its founding in 1988. The

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6539 Dumbarton Circle • Fremont • CA 94555 • USA • Main: (+1) 510 789 1500 • Fax: (+1) 510 789 1515

company’s Object Database Management System (ODBMS) serves as the core database for fraud detection yield management, real-time data collection and analysis, operation support systems (OSS) and other large-scale applications in the telecommunications, financial services, transportation and defense industries.  Versant manages data for mission-critical systems in use by British Airways, US Government, Financial Times, and other leading Global 1000 companies.  Versant has recently broadened its product line to offer real-time solutions for manufacturing, security and logistics. For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include those statements in this press release related to Versant’s anticipated performance and financial expectations for the third quarter 2003 and beyond, including but not limited to, statements regarding anticipated future revenues and per share operating results. Actual events or results may differ materially from those discussed in or anticipated by the forward-looking statements as a result of various factors. These factors include, but are not limited to, the uncertainty as to the impact and duration of the current economic slowdown and the associated reduction in corporate IT spending, delays in sales cycles for our products and services, changes in business strategy, uncertainty as to whether the economic environment will improve or worsen, the uncertainty of market demand and future customer adoption of Versant products, changes in operating margins for our products, the uncertainty of demand and the timing of demand for e-business and real-time applications, the growth rates of certain market segments, the positioning of the company’s products in those market segments, pricing pressures, the competitive environment in the software industry, the effectiveness of current cost controls and the company’s ability to penetrate markets and successfully manage its costs and operations. These and other related risks are described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Reports on Form 10-K and 10-Q made with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this press release, and the Company has no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Versant is either a registered trademark or trademark of Versant Corporation in the United States and/or other countries. All other names are a registered trademark or trademark of their respective company in the United States and/or other countries.

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